Exhibit 99.1

Regency Energy Partners Files 2013 Annual Report

DALLAS, March 12, 2014 – Regency Energy Partners LP (NYSE: RGP), (“Regency” or the “Partnership”), filed its annual report on Form 10-K for the fiscal year ended December 31, 2013, with the Securities and Exchange Commission on February 27, 2014.

The 2013 annual report on Form 10-K is available at www.regencyenergy.com within the Investor Relations section.

Printed copies of the 2013 annual report on Form 10-K, which includes complete audited financial statements, will be provided free-of-charge upon request to Regency Investor Relations at 214-840-5477 or ir@regencygas.com. Regency will also accept written requests mailed to:

Regency Energy Partners
Attention: Investor Relations
2001 Bryan St, Suite 3700
Dallas, Texas 75201

Regency Energy Partners LP (NYSE: RGP) is a growth-oriented, master limited partnership engaged in natural gas gathering and processing, transportation, contract compression and treating, crude oil gathering, water gathering and disposal, and natural gas liquids transportation, fractionation and storage. Regency's general partner is owned by Energy Transfer Equity, L.P. (NYSE: ETE). For more information, please visit Regency’s website at www.regencyenergy.com.

CONTACT:

Investor Relations:
Lyndsay Hannah
Regency Energy Partners
Manager, Finance & Investor Relations
214-840-5477
ir@regencygas.com

Media Relations:
Vicki Granado
Granado Communications Group
214-599-8785
vicki@granadopr.com